UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2013

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Sitoa Global Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-51815	20-1945139
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Room 4304, 43/F China Resources Building, 26 Jarbour Road, Want Chai, Hong Kong HKSAR
(Address of Principal Executive Offices) (Zip Code)

1(408)548-7520
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On April 5, 2013, Mr. Dennis Schmal resigned as Chairman of the Board, Corporate Secretary and Director on the Company’s Board, effective immediately.

Election of Director

On April 5, 2013, the Board of Directors of the Company appointed Mr. Philip Ka to serve as Director on the Company’s Board, effective immediately.

Mr. Ka (age 43) has been the Senior Vice President of CY Oriental Holdings Ltd. since 2001. From 1996 to 2001, Mr. Ka was the Managing Director of Powerlot (Pacific) Ltd., a privately owned company, during which he initiated, organized and supervised the business of the company with over 500 staff members. Powerlot is engaged in the business of garment manufacturing, logistics, telecommunications, and international trade with annual revenue exceeding $50 million in 2001. Mr. Ka graduated from Shanghai Teacher’s University in Shanghai in 1991 with a bachelors of Science.

Mr. Ka is not related to any of the Company’s executive officers or directors, nor has he been a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2013	Sitoa Global Inc.
	By	/s/ James Wang
Name: James Wang Title: President & CEO